UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF EARLIEST EVENT REPORTED: January 1, 2015

ATWOOD OCEANICS, INC.

(Exact name of registrant as specified in its charter)

TEXAS

(State or other jurisdiction of incorporation or organization)

COMMISSION FILE NUMBER 1-13167

Internal Revenue Service – Employer Identification No. 74-1611874

15011 Katy Freeway, Suite 800
Houston, Texas, 77094	(281) 749-7800
(Address of Principal Executive Offices)	(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective January 1, 2015, the Board of Directors of Atwood Oceanics, Inc. (the “Company”) promoted Mark L. Mey to the office of Executive Vice President, Chief Financial Officer; Arthur M. Polhamus to the office of Senior Vice President, Operations; Barry M. Smith to the office of Senior Vice President, Technical Services; and Walter A. Baker to the office of Senior Vice President, General Counsel and Corporate Secretary. In connection with such promotions, the Executive Change of Control Agreement for each such officer was amended to increase the lump sum payment such officer would receive in connection with a termination without “cause” or if the executive terminates his employment for “good reason” (each as defined in the agreement) within 24 months after a change of control of the Company. Upon such termination, in addition to other benefits provided in each officer’s Executive Change of Control Agreement, the officer would receive a payment equal to 2.5 times (for Messrs. Polhamus, Smith and Baker) or 2.75 times (for Mr. Mey) the sum of (i) the executive’s annual salary plus (ii) the executive’s target annual bonus.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

10.1     Form of First Amendment to Executive Change of Control Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATWOOD OCEANICS, INC
(Registrant)

/s/ Mark L. Mey
Mark L. Mey Senior Vice President

DATE: January 2, 2015